                                                                  Exhibit 99.1


                                [FORM OF PROXY]

                                    [FRONT]

                                  CANJI, INC.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CANJI, INC. FOR USE AT
               THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                JANUARY __, 1996


        The undersigned hereby appoints ____________ and ____________, and each or either of them with full power to act alone, and with the power to appoint a substitute, as the true and lawful attorneys in fact and proxies of the undersigned, with authorization to vote all shares of Common Stock and Preferred Stock of CANJI, INC., a Delaware corporation (the "Company"), held by the undersigned, with the same force and effect as the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at _______________, San Diego, California, on January __, 1996, at ______ a.m. (local time), and at any and all adjournments or postponements thereof, as follows:


[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE

Proposal 1. - Approval and adoption of the Agreement and Plan of Merger,           FOR   AGAINST   ABSTAIN
              dated as of December 8, 1995, by and among the Company,
              Schering-Plough Corporation, a New Jersey corporation,               [ ]     [ ]       [ ]
              and Canji Merger Corp., a Delaware corporation, and of the amendment of the Company's Certificate of Incorporation in connection therewith, as more fully described in the accom-
              panying Proxy Statement/Prospectus dated December __, 1995.

Proposal 2. - OTHER MATTERS:  Discretionary authority is hereby granted with       [ ]     [ ]       [ ]
              respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.


THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                          (continued on reverse side)
==============================================================================

                                     [BACK]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS SUBMITTED, BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND AT THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus, each dated December __, 1995, furnished herewith.

DATED: ______________________, 199_
SIGNATURE: ______________________________________________________________
SIGNATURE(S) (IF HELD JOINTLY): _________________________________________
TITLE OR AUTHORITY: _____________________________________________________

IMPORTANT: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy. If executed by a partnership, this proxy should be signed by an authorized partner.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.